Page 1 of 2

                         Exhibits to be filed with 1996 10-K

          3-A-2     Articles of Incorporation of GPU, Inc. as amended
                    August 1, 1996.

          4-A-43 Fifty-first Supplemental Indenture of JCP&L, dated August 15, 1996.

          4-B-35    Supplemental Indenture of Met-Ed dated August 15, 1996.

          4-C-12    Supplemental Indenture of Penelec dated August 15,
                    1996.

          10-A GPU System Companies Deferred Compensation Plan dated August 1, 1996.

          10-B GPU System Companies Master Directors' Benefits Protection Trust dated November 7, 1996.

          10-C GPU System Companies Master Executives' Benefits Protection Trust dated August 1, 1996.

          10-G Incentive Compensation Plan for Elected Officers of JCP&L dated August 1, 1996.

          10-H Incentive Compensation Plan for Elected Officers of Met-Ed dated August 1, 1996.

          10-I Incentive Compensation Plan for Elected Officers of Penelec dated August 1, 1996.

          10-J Deferred Remuneration Plan for Outside Directors of JCP&L dated November 7, 1996.

          10-K      JCP&L Supplemental and Excess Benefits Plan dated
                    August 1, 1996.

          10-L      Met-Ed Supplemental and Excess Benefits Plan dated
                    August 1, 1996.

          10-M      Penelec Supplemental and Excess Benefits Plan dated
                    August 1, 1996.

          10-N Letter agreements dated November 1, 1996 relating to supplemental pension benefits for J.R. Leva.

          10-O Letter agreement dated November 1, 1996 relating to terms of employment and pension benefits for I.H. Jolles.

          10-P Letter agreement dated November 1, 1996 relating to supplemental pension benefits for J.G. Graham.





                                                                Page 2 of 2

                         Exhibits to be filed with 1996 10-K


          10-Q GPU, Inc. Restricted Stock Plan for Outside Directors dated November 7, 1996.

          10-R Retirement Plan for Outside Directors of GPU, Inc. dated November 7, 1996.

          10-S Deferred Remuneration Plan for Outside Directors of GPU, Inc. dated November 7, 1996.

          10-CC     GPU, Inc. 1990 Stock Plan for Employees of GPU, Inc.
                    and Subsidiaries as amended and restated to reflect
                    amendments through August 1, 1996.
          21        Subsidiaries of the Registrant

                    A - JCP&L
                    B - Met-Ed
                    C - Penelec

          23        Consent of Independent Accountants

                    A - GPU, Inc.
                    B - JCP&L
                    C - Met-Ed
                    D - Penelec